Registration No. 333-130108

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
 FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 EAGLE BROADBAND, INC.
(Exact name of registrant as specified in its charter)

Texas	76-0494995
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

101 Courageous Drive, League City, Texas	77573-3925
(Address of principal executive offices)	(Zip Code)

EAGLE BROADBAND, INC.
2005 EMPLOYEE STOCK OPTION PLAN
(Full title of the plan)

 David Micek
President & Chief Executive Officer
Eagle Broadband, Inc.
101 Courageous Drive
League City, Texas 77573-3925
(Name and address of agent for service)

 (281) 538-6000
(Telephone number, including area code, of agent for service)

 Copies to:
Jeffrey A. Adams, Esq.
Eagle Broadband, Inc.
101 Courageous Drive
League City, Texas 77573-3925
(281) 538-6000

EXPLANATORY NOTE

Eagle Broadband, Inc. (the “Company) is filing this post-effective amendment to deregister 10,000,000 shares of common stock of the Company that were registered under the Registration Statement Form S-8 filed on December 2, 2005 (File No. 333-130108) for issuance pursuant to the Eagle Broadband, Inc. 2005 Employee Stock Option Plan (the “Plan”).

On February 1, 2006, the Executive Committee of the Board of Directors of the Company voted to amend the Plan to reduce the shares available for issuance under the Plan from 30,000,000 to 20,000,000. As of February 1, 2006, no shares have been issued under the Plan and options covering 11,857,278 shares were outstanding under the Plan, of which 4,802,538 were exercisable.

Item 8. Exhibits

Exhibit Number	Description
10.1	Amended 2005 Employee Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in League City, Texas on February 2, 2006.

Eagle Broadband, Inc.

By:  /s/ DAVID MICEK
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE
———————————————	——————————	————————

/s/ DAVID MICEK
______________________________	President, Chief Executive Officer and Director	February 2, 2006
David Micek	(Principal Executive Officer)

/s/ JULIET MARKOVICH
______________________________	Corporate Controller and Principal Accounting Officer	February 2, 2006
Juliet Markovich	(Principal Accounting and Financial Officer)

/s/ ROBERT BACH
______________________________	Director	February 2, 2006
Robert Bach

/s/ H. DEAN CUBLEY
______________________________	Director	February 2, 2006
H. Dean Cubley

/s/ GLENN A. GOERKE
______________________________	Director	February 2, 2006
Glenn A. Goerke

/s/ C. J. REINHARTSEN
______________________________	Director	February 2, 2006
C. J. Reinhartsen

/s/ LORNE E. PERSONS, JR.
______________________________	Director	February 2, 2006
Lorne E. Persons, Jr.

/s/ JAMES D. YARBROUGH
______________________________	Director	February 2, 2006
James D. Yarbrough